UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

DST SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14036	43-1581814
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 435-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On April 16, 2018, DST Systems, Inc., a Delaware corporation (the “Company”), completed its previously announced merger with SS&C Technologies Holdings, Inc., a Delaware corporation (“SS&C”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 11, 2018, by and among the Company, SS&C and Diamond Merger Sub, Inc. a Delaware corporation and an indirect wholly owned subsidiary of SS&C (“Merger Sub”) providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”). Upon consummation of the Merger, the Company became a wholly owned indirect subsidiary of SS&C, surviving as the surviving company.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 16, 2018, in connection with closing of the Merger, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under that certain Credit Agreement dated as of October 1, 2014 (as amended by that certain First Amendment to Credit Agreement dated as of June 5, 2015 and by that certain Second Amendment to Credit Agreement dated as of November 14, 2017) among DST, the lenders identified therein and Bank of America, N.A., as administrative agent, line of credit issuer and swing line lender, and terminated all commitments thereunder.

Pursuant to that certain Omnibus Termination Agreement entered into as of April 16, 2018, by and among the Company, certain subsidiaries of the Company, Fountain City Finance, LLC ("SPE") and Wells Fargo Bank, National Association ("Wells Fargo"), the parties thereto terminated that (i) certain Amended and Restated Receivables Purchase Agreement, dated as of May 15, 2014, as amended from time to time by and among the SPE, the Company, as Servicer, and Wells Fargo, (ii) certain Originator Purchase Agreement, dated as of May 21, 2009 as amended from time to time, by and among the Company and certain subsidiaries and (iii) certain Purchase and Contribution Agreement, dated as of May 21, 2009, as amended from time to time by and between the Company and the SPE.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company has delivered notices to the holders of notes outstanding under that certain Note Purchase Agreement, dated August 9, 2010, by and among the Company and the purchasers named therein, as amended by that certain First Amendment to Note Purchase Agreement dated as of November 14, 2017 and by that certain Second Amendment to Note Purchase Agreement dated as of November 14, 2017 and that certain Master Note Purchase Agreement, dated as of November 14, 2017, by and among the Company and the purchasers named therein, pursuant to which the Company intends to redeem any and all outstanding notes on May 1, 2018 in accordance with their terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST SYSTEMS, INC.

Dated: April 16, 2018	By:	/s/ Doug Fleming
Name: Doug Fleming
Title: Chief Accounting Officer